EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement No. 333-140240 on Form S-1 of The Frontier Fund of our report dated April 5, 2007 relating to our audit of the statement of financial condition of Equinox Fund Management, LLC, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Independent Registered Public Accounting Firms” in such Prospectus.

/s/ McGladrey & Pullen LLP

Denver, Colorado

October 9, 2007